Exhibit 10.17

AMENDMENT NO. 2 TO LEASE

        THIS AMENDMENT NO. 2 is made and entered into this fourth day of October, 1995, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (ARRILLAGA FAMILY TRUST) as amended (previously known as the JOHN ARRILLAGA SEPARATE PROPERTY TRUST), and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and SYNOPSYS, INC., a Delaware corporation, as TENANT.

RECITALS

        A.    WHEREAS, by Lease Agreement dated June 23, 1993 Landlord leased to Tenant all of that certain 104,170+/-square foot building located at 700A East Middlefield Road, Mountain View, California, the details of which are more particularly set forth in said June 23, 1993 Lease Agreement (the "Lease"), and

        B.    WHEREAS, said Lease was amended by Amendment No. 1 dated November 4, 1994 which: (i) acknowledged Tenant's exercise of its option to delay occupancy of the first floor of the Premises and established February 1, 1995 as the Commencement Date for the second floor of the Premises; (ii) decreased the Term of the Lease to eight (8) years five (5) months, or from October 1, 1994 through February 28, 2003, pursuant to Lease Paragraph 51 ("Commencement Date, Lease Term and Basic Rent Schedule Amended in the Event Tenant Delays Occupancy on the First and/or Second Floor of the Leased Premises"); and (iii) amended the Basic Rent schedule and the Aggregate Rent of said Lease Agreement accordingly, and

        C.    WHEREAS, it is now the desire of the parties hereto to amend the Lease by: (i) amending Lease Paragraphs 49 ("Cross Default") and 50 ("Lease Terms Co-Terminous"), to include reference to Tenant's other lease agreements with Landlord dated August 17, 1990, June 16, 1992, and August 24, 1995 for premises respectively located at 700C and 700B East Middlefield Road, Mountain View, California and 1101 West Maude Avenue, Sunnyvale, California; (ii) amending Lease Paragraph 52.B. ("Structural Capital Costs Regulated by Governmental Agencies after the Commencement of this Lease Not Caused by Tenant or Tenant's Uses or Remodeling of the Premises") to correct an error disclosed by a recent audit of said Lease which requires the deletion of the reference to the last four (4) years of the Lease Term as a factor in calculating Tenant's cash contribution towards the cost of said capital improvements; and (iii) establishing Tenant's temporary driveway rights to adjacent property leased by Tenant at 1101 West Maude Avenue, Mountain View, California; and (iv) replacing Exhibit A to said Lease as hereinafter set forth.

AGREEMENT

        NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

        1.    AMENDMENT TO LEASE PARAGRAPH 50 ("LEASE TERMS CO-TERMINOUS"):    The aforementioned Paragraph are hereby amended by the parties hereto to include the following:

    "It is understood that Landlord and Tenant have three other leases dated August 17, 1990, June 16, 1992, and August 24, 1995 for premises respectively located at 700C and 700B East Middlefield Road, Mountain View, California and 1101 West Maude Avenue, Sunnyvale, California ("Other Leases"). It is acknowledged that it is the intention of the parties that the Term of this Lease be co-terminus with the term of the Other Leases such that the terms of all four leases expire on the same date; provided, however, the termination of this Lease resulting from the terms and conditions stated under Paragraph 19 "Bankruptcy and Default" (subject to Landlord's option as stated in the respective leases' "Cross Default" Paragraph) or Paragraph 21 "Dostruction" or Paragraph 22 "Eminent Domain" shall not result in a termination of the Existing Leases."

        2.    CROSS DEFAULT:    As a material part of the consideration for the execution of this Lease by Landlord, it is agreed between Landlord and Tenant that a default under this Lease which remains uncured after passage of the applicable notice and cure periods, or a default which remains after passage of the applicable notice and cure periods under said Other Leases may, at the option of Landlord, be considered a default under all four leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to all four leases including, but not limited to, the right to terminate any or all of said leases by reason of a default under said Other Leases or hereunder.

        3.    STRUCTURAL CAPITAL COSTS REGULATED BY GOVERNMENTAL AGENCIES AFTER THE COMMENCEMENT OF THIS LEASE NOT CAUSED BY TENANT OR TENANT'S USES OR REMODELING OF THE PREMISES:    It is agreed between the parties hereto that due to an oversight by Landlord, the reference in Lease Paragraph 52.B. ("Structural Capital Costs Regulated by Governmental Agencies after the Commencement of this Lease Not Caused by Tenant or Tenant's Uses or Remodeling of the Premises") to the period remaining in the last four (4) years of the Lease Term was incorrectly stated in the executed copy of said Lease and said Paragraph 52.B. is hereby being deleted in its entirety and replaced with the following paragraph which represents the intent of the parties at the time said Lease was executed.

    "52.B. When Landlord makes an improvement pursuant to Paragraph 52A, and as a condition to Landlord's obligation to construct such improvement, Tenant shall make the following contribution in cash to Landlord for the cost thereof prior to the commencement of the work by Landlord. It is agreed that Tenant shall pay to Landlord 100% of the cost of the first $100,000.00 worth of each improvement. After the first $100,000,00, all costs above $100,000.00 shall be divided by 15 and multiplied by the number of years remaining in the Lease Term from the date work on such improvement commences.

    For example, if the cost of such improvement was $400,000.00 and there was one year and six months remaining in the Lease Term when the work commenced, then Tenant would be responsible for reimbursing Landlord in cash $130,000.00 computed as follows:

Total Cost of Work:	$400,000.00
Tenant Responsible for first $100,000:	$100,000.00

Total Amount to be Amortized:	$300,000.00

$300,000.00 / 15 = $20,000.00/yr. × 1.5 yrs. =	$30,000.00
Tenant responsible for $100,000.00 + $30,000.00 =	$130,000.00	"

        4.    TEMPORARY DRIVEWAY RIGHTS:    It is understood that: (i) Landlord and Tenant have previously entered into three other leases dated August 17, 1990, June 23, 1993, and August 24, 1995 for premises contiguous to the Premises leased hereunder respectively located at 700C and 700A East Middlefield Road, Mountain View, California and 1101 West Maude Avenue, Sunnyvale, California ("Adjacent Premises"); and (ii) along the southeast aide of the Premises there exists two driveways in the approximate location as shown in Yellow on Exhibit A, attached hereto which allow access between the Premises leased hereunder and the Adjacent Premises.

        It is agreed between the parties hereto that Tenant shall have the temporary right to use said driveways for access between the Leased Premises and the Adjacent Premises only for so long as Tenant leases and occupies: (i) all three buildings of the Adjacent Premises, and (ii) the Premises leased hereunder. In the event any or all of the Tenant's aforementioned leases for the Adjacent Premises or this Lease should terminate, for any reason whatsoever, Tenant (nor any of its subtenants, assignees, etc.) shall have no further right to use said Driveways in which case Landlord may, in its sole and absolute discretion, erect a physical barrier, which may include, but is not limited to, curbs, planters, and or landscaping.

        5.    EXHIBIT A TO LEASE REPLACED:    Pursuant to the initialed statement on Lease Exhibit A regarding Tenant's temporary right to use the access road outlined in Yellow on said Exhibit A, it is hereby acknowledged that Tenant's temporary right to use said access road is hereby rescinded. Furthermore, it is understood by Tenant that the Parcel has been modified to the existing configuration shown in Green on Exhibit A attached hereto and that said Exhibit A to this Amendment No. 2 shall replace Exhibit A to the Lease.

        EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of the Lease shall remain in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Leases as of the day and year last written below.

LANDLORD:		TENANT:
JOHN ARRILLAGA FAMILY TRUST		SYNOPSYS, INC. A Delaware corporation;
By:	/s/ John Arrillaga John Arrillaga, Trustee	By:	/s/ Sally De Stefano
Dated:		Sally De Stefano Print or Type Name
RICHARD T. PEERY SEPARATE PROPERTY TRUST		Title:
Dated:
By:	/s/ Richard T. Peery Richard T. Peery, Trustee
Dated:

MIDDLEFIELD ROAD
FRONTAGE ROAD
STATE HWY 237

EXHIBIT A TO AMENDMENT NO. 2 DATED OCTOBER 4, 1995 BY AND BETWEEN THE ARRILLAGA FAMILY TRUST AND THE RICHARD T. PEERY SEPARATE PROPERTY TRUST, AS LANDLORD, AND SYNOPSYS, INC., AS TENANT

MAUDE 5

INITIAL

SYNOPSYS